SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
November 19, 2014

AIR INDUSTRIES GROUP
___________________

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

1479 North Clinton Avenue, Bay Shore, NY 11706
Address of principal executive offices

Registrant's telephone number: (631) 968-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2014, Air Industries Group (“the “Company”) issued a press release announcing the retirement of Peter D. Rettaliata as President and Chief Executive Officer effective January 1, 2015 and the election of Daniel Godin as his successor. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Mr. Rettaliata, who has been President, Chief Executive Officer and a Director of the Company since November 30, 2005, will continue to serve as a Director.

Prior to joining the Company, Mr. Godin, age 53, was employed by the Merex Group since May 5, 2014 as President of Maintenance, Repair and Overhaul units of MRO Solutions, where he had P&L responsibility and provided strategy and leadership to all MRO business units within the Merex Group. From November 2008 to May 2, 2014,  he was employed at Circor Aerospace, Inc. as North America Vice President and General Manager of Circor Aerospace & Defense,  providing P&L and business leadership for a group of businesses focused on OEM and aftermarket design, manufacturing and MRO of proprietary fluid controls and landing gear technology.  Prior to working at Circor Aerospace & Defense, Mr. Godin was employed as a Vice President at Sermatech International, Inc. where was responsible for operations and improving overall profitability.   Prior to working at Sermatech International, Inc., Mr. Godin was employed at United Technologies’ Pratt & Whitney aircraft engines division and had roles in Process Engineering, Operations Management, Supply Chain and Business Center Leadership for complex aircraft turbine engine equipment development and manufacturing.

Mr. Godin holds a Bachelor of Science in Manufacturing Engineering from the University of Southern Maine and completed the Executive Business Program at the Darden School at the University of Virginia.   He served with the United States Air Force and holds five US Patents for specialized aircraft and industrial engine coatings and engineered components.

Mr. Godin will receive a base salary of $250,000 and be eligible to participate in the Company’s bonus pool based upon the attainment of certain performance criteria to be determined and will be granted options to purchase 120,000 shares of common stock pursuant to the Company’s 2013 Equity Incentive Plan (the “Plan”) at an exercise price based upon the closing market price on the trading day preceding the commencement of his employment. The options will vest in quarterly installments of 10,000 shares commencing 90 days after he joins the Company and will expire November 30, 2021, or earlier as provided in the Plan.

Item 7.01	Regulation FD Disclosure.

On November 19, 2014, the Company issued a press release announcing the retirement of Peter D. Rettaliata as President and Chief Executive Officer effective January 1, 2015 and the election of Daniel Godin as his successor. A copy of the Company’s press release is attached hereto as Exhibit 99.1.The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1
Text of press release issued by Air Industries Group on November 19, 2014 announcing the retirement of Peter D. Rettaliata as President and Chief Executive Officer effective January 1, 2015 and the election of Daniel Godin as his successor.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2014

AIR INDUSTRIES GROUP

By:	/s/ Peter D. Rettaliata
Peter D. Rettaliata
President and Chief Executive Officer